Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Steve Balet / Laurie Connell	Joele Frank / Steve Frankel
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
Express Scripts Urges Caremark Stockholders to Reject Value
Destruction of Proposed Acquisition by CVS
St. Louis, February 2, 2007 – In an advertisement published today in The Wall Street Journal, Express Scripts, Inc. (Nasdaq: ESRX) urged Caremark Rx, Inc. (NYSE: CMX) stockholders to consider the enhanced value that an Express Scripts/Caremark combination offers to stockholders, plan sponsors and patients. By contrast, the proposed acquisition of Caremark by CVS Corporation (NYSE: CVS) is strategically and financially flawed.
The text of the advertisement follows:
ATTENTION CAREMARK RX INC. STOCKHOLDERS
An Express Scripts/Caremark combination delivers enhanced value to stockholders, plan sponsors and patients. By contrast, the proposed acquisition of Caremark by CVS is strategically and financially flawed.
EXPRESS SCRIPTS’ OFFER PROVIDES SUPERIOR AND MORE CERTAIN VALUE
▪ The CVS deal is at virtually no premium—with only a recently added $2.00 dividend, of which Caremark stockholders are financing 45.5%, for a total of $1.09 per share
▪ Better currency: Express Scripts has outperformed CVS over the past 10 years: 1,531% versus 315%. Which company’s stock would you prefer to own?
▪ More cash: Express Scripts is offering $29.25 per share in cash—versus $2.00 in the CVS deal
MAKE NO MISTAKE—EXPRESS SCRIPTS’ BOTTOM LINE IS PROOF POSITIVE OF ITS ABILITY TO INNOVATE AND EXECUTE
▪ Express Scripts has delivered outstanding growth through innovation and execution—generating a return to stockholders in excess of 8,500% over the past 15 years

▪ Our fundamental business model is hitting on all profit generating cylinders: greater use of generics, home delivery, and specialty pharmacy
▪ By marshalling the best and brightest minds in pharmacy benefits management, our proposed value-enhancing horizontal merger with Caremark will fuel further innovation and execution to meet growing, shifting client and patient needs
CAREMARK’S CLIENT RETENTION “BOGEYMAN”
▪ Each time Express Scripts has made an acquisition, the result has been an increase in the number of customers beyond what both companies had previously
▪ About one-third of business in our industry comes up for renewal—or is at risk—every year, completely unrelated to any acquisition activity
▪ Over the past three years, Express Scripts has taken more than two times as many clients from Caremark than vice versa—demonstrating the attractiveness of Express Scripts to Caremark’s book of business
VERTICAL PBM INTEGRATIONS DESTROY SHAREHOLDER VALUE
▪ Historically, vertical integrations involving a PBM have resulted in value destruction, on average, of 36%
▪ Here’s what experts are saying:
“The news [of Express Scripts’ offer] is consistent with our critical view of the CMX/CVS deal, and we think such a valuation premium is appropriate given a more logical horizontal combination that will eliminate the conflicts of interests inherent in a vertical transaction...CMX’s board will be hard pressed to credibly thwart such an offer.”* (Robert M. Willoughby, Bank of America, 12.18.06) “...we believe it is important to recognize the historical issues associated with vertical integration in this sector could unfavorably impact P/E multiple of CVS/CMX entity.”* (Robert Summers, Bear Stearns, 01.17.07)
▪ Don’t bet on a risky, unproven plan that is at odds with what history teaches
EXPRESS SCRIPTS IS COMMITTED TO ITS OFFER FOR CAREMARK
We have:
▪ Executed a commitment letter providing all required financing
▪ Commenced an exchange offer—bringing the offer directly to Caremark stockholders
▪ Nominated a slate of four directors for election to Caremark’s board at its 2007 annual meeting
▪ Requested repeatedly that Caremark meet with us and allow us to conduct confirmatory due diligence
▪ Determined to refile notification under the Hart-Scott- Rodino Antitrust Improvements Act, seeking to clear the transaction without the need for a second request
SEND A MESSAGE TO THE CAREMARK BOARD:
That You Will Not Settle for Inferior Value and an Uncertain Future
That it Must Engage in a Discussion with Express Scripts About Our Clearly Superior Offer
VOTE YOUR GOLD PROXY CARD AGAINST THE CVS TRANSACTION NOW

If you have any questions or need assistance in voting the GOLD proxy card AGAINST the proposed Caremark/CVS merger, please contact our proxy advisor MacKenzie Partners at the numbers below.
Remember, even if you have already voted Caremark’s white proxy, you have every right to change your vote by executing the GOLD proxy card since only your latest dated proxy card will be counted at the special meeting.
MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: expressscripts@mackenziepartners.com

* Permission to use quotation was neither sought nor obtained.
Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.
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